Exhibit 11(d)


CONSENT OF COUNSEL


	We hereby consent to the use of our name and to the reference to our Firm under the caption
"Counsel" in the Statements of Additional
Information that are included in Post-Effective
Amendment No. 10 to the Registration Statement on
Form N-1A under the Securities Act of 1933, as amended, of Wilshire Target Funds, Inc.


		ROPES & GRAY
		Ropes & Gray

Boston, MA
October 28, 1996